Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 28, 2021 (except for the last paragraph of Note 12, as to which the date is September 9, 2021), in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-258970) and related Prospectus of Tyra Biosciences, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

San Diego, California

September 9, 2021